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              MORGAN STANLEY DEAN WITTER HIGH YIELD SECURITIES INC.


                              ARTICLES OF AMENDMENT
                          CHANGING NAME OF CORPORATION
                      PURSUANT TO MGCL SECTION 2-605 (a)(4)


         Morgan Stanley Dean Witter High Yield Securities Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended by striking out
ARTICLE II of the Articles of Incorporation and inserting in lieu thereof the following:

                                   "ARTICLE II
         The name of the Corporation is Morgan Stanley High Yield Securities
Inc."

         SECOND: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

         THIRD: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

         FOURTH: These Articles of Amendment shall become effective at 9:00 a.m., Eastern Time, on June 18, 2001.

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         IN WITNESS WHEROF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 18th day of June, 2001.

                                       MORGAN STANLEY HIGH YIELD SECURITIES INC.

                                       By: /s/  Mitchell M. Merin
                                           ----------------------
                                       Name:  Mitchell M. Merin
                                       Title:  President


         ATTESTED:



         /s/ Barry Fink
         -----------------
         Name:  Barry Fink
         Title: Secretary

                  THE UNDERSIGNED, the President of Morgan Stanley High Yield Securities Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                                 /s/ Mitchell M. Merin
                                                 -----------------------
                                                 Name: Mitchell M. Merin
                                                 Title:  President


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